
<ARTICLE> 5
<LEGEND>
The schedule contains summary financial information extracted from Columbia Futures Fund and is qualified in its entirety by references to such financial instruments.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                       8,233,513
<SECURITIES>                                         0
<RECEIVABLES>                                   28,574
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               8,628,063<F1>
<CURRENT-LIABILITIES>                                0
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                             0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                 8,628,063<F2>
<SALES>                                              0
<TOTAL-REVENUES>                             2,295,489<F3>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                               954,551
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                              1,340,938
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                          1,340,938
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 1,340,938
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

<F1>In addition to cash and receivables, total assets include net unrealized gain on open contracts of $365,976.
<F2>Liabilities include incentive fees payable of $150,103, redemptions payable of $23,091, accrued management fees of $28,381, accrued brokerage commissions of $16,631, accrued transaction fees and costs of $1,324 and accrued administrative expense payable of $67,548.
<F3>Total revenues include realized trading revenue of $2,453,483, net change in unrealized of ($470,252) and interest income of $312,258.

